UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
Of the Securities and Exchange Act of 1934

Date of Report: July 3, 2003
(Date of earliest event reported)

TVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30539	77-0549628

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

4001 Burton Drive, Santa Clara, California 95054
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 982-8588

ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS
ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURE
Exhibit Index
EXHIBIT 2.1
EXHIBIT 2.2

ITEM 2:      ACQUISITION OR DISPOSITION OF ASSETS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements include, but are not limited to, the timing of the completion of the milestones and payment of consideration upon completion of the milestones, payment of the consideration placed in escrow, estimated transaction costs, the reduction in expected net sales, the reduction in expected gross margin and the reduction in pro forma operating expenses. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, those associated with Tvia’s failure to complete the milestones, an increase in the costs associated with completing the transaction, the breach of a covenant, representation or warranty contained in the Agreement for the Purchase and Sale of Assets, and the information and assumptions used to prepare the pro forma adjustments. More information about Tvia, Inc. (“Tvia” or “the Company”) and other risks related to Tvia is detailed in Tvia’s most recent annual report on Form 10-K for the fiscal year ended March 31, 2003 as filed with the Securities and Exchange Commission on June 24, 2003. Tvia does not undertake an obligation to update forward-looking statements.

     Tvia, Inc., a Delaware corporation, and Tvia’s wholly-owned subsidiary located in China (collectively referred to herein as “Tvia” or “the Company”) completed the sale of its software business and software-related assets to MediaTek, Inc., headquartered in Taiwan, MediaTek Limited and CrystalMedia Technology, Inc., both wholly-owned subsidiaries of MediaTek, Inc. (collectively referred to herein as “MediaTek”) on July 3, 2002 (the “Closing Date”) for $10.0 million in cash, subject to the completion of certain milestones. Pursuant to the terms of the Agreement for the Purchase and Sale of Assets, dated as of June 17, 2003 (the “Asset Purchase Agreement”) and as amended by the Amendment to the Agreement for the Purchase and Sale of Assets, dated as of July 3, 2003, Tvia received $6,166,666.67 on the Closing Date and will receive an additional $3,083,333.33 upon the completion of the milestones set forth in the Asset Purchase Agreement, as amended. Tvia anticipates that the milestones will be completed within forty-five days of the Closing Date. On the Closing Date, MediaTek placed an additional $750,000 of cash consideration into escrow for a period of ten months as security to indemnify MediaTek for breaches of covenants, representations or warranties made by Tvia in the Asset Purchase Agreement, as amended. If, at the end of the ten-month period, MediaTek has not made any claims against the escrow fund, the escrow agent will release the escrow fund to Tvia in accordance with the terms of the escrow agreement.

     Tvia’s software business and related software assets include its Home information technology (IT), advanced digital video broadcasting (DVB), MPEG 4 software player, SDK software, and software drivers. As part of the acquisition of these assets, MediaTek hired approximately seventy-five of Tvia’s software-related personnel, most of whom are located in China.

     The summary of the transaction described above is qualified in its entirety by reference to the Asset Purchase Agreement, as amended, which is attached hereto as an exhibit and is incorporated herein by reference.

ITEM 7:      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(b) Pro Forma Financial Information

Tvia, Inc. Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2003.

Tvia, Inc. Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year ended March 31, 2003.

     The following unaudited pro forma condensed consolidated balance sheet assumes that the sale of the software unit and software-related assets had occurred on March 31, 2003. The following unaudited pro forma condensed consolidated statement of operations assumes that the sale had occurred on April 1, 2002.

     The pro forma financial information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would have occurred had the sale been effected for the periods indicated nor is it indicative of the future operating results or financial position of the Company.

     The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K.

TVIA, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
At March 31, 2003
(in thousands)

		Sale of
		Software Unit
		and Software-			Pro Forma
	As Reported	Related Assets			Amounts

ASSETS
Current assets:
Cash and cash equivalents	$11,080	$10,000	(2a	)	$21,080
Short term investments	13,337	—			13,337
Accounts receivable, net	331	—			331
Inventories	1,055	—			1,055
Prepaid expenses and other current assets	411	—			411

Total current assets	26,214	10,000			36,214
Property and equipment, net	3,209	(65)	(2b	)	3,144
Other assets	1,770	—			1,770

Total assets	$31,193	$9,935			$41,128

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$632	$—			$632
Accrued liabilities and other	1,175	735	(2c	)	1,910
Short term portion of capital leases	134	—			134

Total current liabilities	1,941	735			2,676
Long-term liabilities	486	—			486

Total liabilities	2,427	735			3,162

Stockholders’ equity:
Common stock	22	—			22
Additional paid-in-capital	92,444	—			92,444
Accumulated comprehensive income	6	—			6
Accumulated deficit	(62,956)	9,200	(2d	)	(53,756)
Treasury stock	(750)	—			(750)

Total stockholders’ equity	28,766	9,200			37,966

Total liabilities and stockholders’ equity	$31,193	$9,935			$41,128

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

TVIA, INC. AND SUBSIDIARY
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
For the Year Ended March 31, 2003
(In thousands, except per share amounts)

		Sale of
		Software Unit
		and Software-			Pro Forma
	As Reported	Related Assets			Amounts

Revenues:
Product sales	$1,771	$—			$1,771
Development contracts and other	461	(92)	(2e	)	369

Total revenues	2,232	(92)			2,140

Cost of revenues:
Product sales	1,460	—			1,460
Development contracts and other	83	(45)	(2e	)	38

Total cost of revenues	1,543	(45)			1,498

Gross profit	689	(47)			642
Operating expenses:
Research and development	8,983	(1,822)	(2e	)	7,161
Sales, general and administrative	3,545	—			3,545
Amortization of deferred stock compensation	595	—			595
Restructuring charges	950	(81)	(2e	)	869

Total operating expenses	14,073	(1,903)			12,170

Operating loss	(13,384)	1,856			(11,528)

Interest income	689	—			689

Net loss	$(12,695)	$1,856			$(10,839)

Basic and diluted net loss per share	$(0.58)				$(0.49)

Shares used in computing basic and diluted net loss	21,952				21,952

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

TVIA, INC.
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

     1.     On July 3, 2003, pursuant to the definitive Agreement for the Purchase and Sale of Assets executed by Tvia, Inc. and Tvia’s wholly-owned subsidiary in China (collectively referred to herein as “Tvia”), on the one hand, and MediaTek, Inc., MediaTek Limited and CrystalMedia Technology, Inc. (collectively referred to herein as “MediaTek”), Tvia sold its software business and software-related assets to MediaTek in return for approximately $10.0 million in cash.

          A summary of the transaction is as follows (in thousands):

Cash due from MediaTek	$10,000
Less: Net assets transferred	(65)
Estimated transaction expenses	(735)

Estimated net gain on sale	$9,200

          Transaction expenses primarily include expected costs of $735,000 related to investment banking, employee severance, legal and accounting costs.

          Tvia currently estimates that it will not pay income taxes as a result of the sale of the software business and related-software assets due to application of net operating losses.

     2.     The following pro forma adjustments have been prepared to reflect the following adjustments related to the sale of its software business and related-software assets:

a.	Tvia sold its software business and related-software assets to MediaTek for approximately $10.0 million in cash.

b.	As part of the transaction, Tvia transferred certain assets to MediaTek including fixed assets with a net book value of approximately $65,000. These values are based as of the March 31, 2003 pro forma balance sheet date.

c.	Transaction expenses primarily include expected costs of $735,000 related to investment banking, employee severance, legal and accounting costs.

d.	The estimated gain on the transaction included in the pro forma condensed consolidated balance sheet assumes the sale of the software business and software-related assets had been consummated on March 31, 2003.

e.	The pro forma condensed consolidated statements of operations for the fiscal year ended March 31, 2003 assumes the sale of the software business and software-related assets had been consummated on April 1, 2002. No adjustment has been made for interest that may have been earned on the cash proceeds. The pro forma condensed consolidated statements of operations have been adjusted to eliminate the net revenues and expenses which the Company believes (i) are directly attributable to the software products and (ii) will not continue after the completion of the sale of the software business. A nonrecurring gain of $9,200,000 has not been included in the pro forma condensed consolidated statement of operations but will be reflected in the historical consolidated statement of operations.

(c)	Exhibits

          The following exhibit is filed herewith:

Exhibit
Number	Description of Document

2.1	Agreement for the Purchase and Sale of Assets between Tvia, Inc. and Tvia’s wholly-owned subsidiary in China, on the one hand, and MediaTek, Inc., MediaTek Limited and CrystalMedia Technology, Inc., on the other hand, dated as of June 17, 2003.

2.2	Amendment to Agreement for the Purchase and Sale of Assets between Tvia, Inc. and Tvia’s wholly-owned subsidiary in China, on the one hand, and MediaTek, Inc., MediaTek Limited and CrystalMedia Technology, Inc., on the other hand, dated as of July 3, 2003.

The following exhibits to the Agreement for the Purchase and Sale of Assets have been omitted. Tvia will furnish copies of the omitted exhibits to the Securities and Exchange Commission upon request.

Exhibit A	Administrative Services Agreement

Exhibit B	Assignment and Bill of Sale

Exhibit C	Patent License Agreement

Exhibit D	Escrow Agreement

Exhibit E	Opinion of Counsel for Tvia, Inc.

Exhibit F	Opinion of Delaware Counsel for Tvia, Inc.

Exhibit G	Opinion of Counsel for Tvia China

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 17, 2003	TVIA, INC.

	By:	/s/ Arthur Nguyen

Arthur Nguyen
Chief Financial Officer
(Principal Financial Officer and
Duly Authorized Signatory)

Exhibit Index

Exhibit
Number	Description of Document

2.1	Agreement for the Purchase and Sale of Assets between Tvia, Inc. and Tvia’s wholly-owned subsidiary in China, on the one hand, and MediaTek, Inc., MediaTek Limited and CrystalMedia Technology, Inc., on the other hand, dated as of June 17, 2003.

2.2	Amendment to Agreement for the Purchase and Sale of Assets between Tvia, Inc. and Tvia’s wholly-owned subsidiary in China, on the one hand, and MediaTek, Inc., MediaTek Limited and CrystalMedia Technology, Inc., on the other hand, dated as of July 3, 2003.

The following exhibits to the Agreement for the Purchase and Sale of Assets have been omitted. Tvia will furnish copies of the omitted exhibits to the Securities and Exchange Commission upon request.

Exhibit A	Administrative Services Agreement

Exhibit B	Assignment and Bill of Sale

Exhibit C	Patent License Agreement

Exhibit D	Escrow Agreement

Exhibit E	Opinion of Counsel for Tvia, Inc.

Exhibit F	Opinion of Delaware Counsel for Tvia, Inc.

Exhibit G	Opinion of Counsel for Tvia China